UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On April 19, 2011, we issued a press release announcing the acquisitions of Yuma Skilled Nursing Facility, located in Yuma, Arizona, or the Yuma property, Hardy Oak Medical Office Building, located in San Antonio, Texas, or the Hardy Oak property, and Lakewood Ranch Medical Office Building, located in Bradenton, Florida, or the Lakewood Ranch property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

Acquisition of Yuma Skilled Nursing Facility

On April 13, 2011, we, through G&E HC REIT II Yuma SNF, LLC, our wholly owned subsidiary, purchased the Yuma property, from AFS Realty of Yuma, Inc., an unaffiliated third party, for a purchase price of $11,000,000, plus closing costs.

We financed the purchase of the Yuma property using $9,000,000 in borrowings under a revolving line of credit with Bank of America, N.A., or our line of credit, and the remaining balance using cash proceeds from our offering. In connection with the acquisition, we paid an acquisition fee of approximately $303,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC, the managing member of our advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC.

Acquisition of Hardy Oak Medical Office Building

On April 14, 2011, we, through G&E HC REIT II Hardy Oak MOB, LLC, our wholly owned subsidiary, purchased the Hardy Oak property, from 18626 Hardy Oak Limited, an unaffiliated third party, or the Hardy Oak Seller, for a purchase price of $8,070,000, plus closing costs.

We financed a portion of the purchase price of the Hardy Oak property through our assumption of a loan that the Hardy Oak Seller had received from Insurance Company of the Southwest, which has an outstanding principal balance of approximately $5,253,000. We financed the remaining balance of the purchase price using cash proceeds from our offering. In connection with the acquisition, we paid an acquisition fee of approximately $222,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC. Additionally, pursuant to a separate agreement to which we were not a party, in connection with the acquisition of the Hardy Oak property, the Hardy Oak Seller paid a real estate broker of Grubb & Ellis Company, which serves as our sponsor, approximately $122,000, or 1.5% of the purchase price, as a commission for real estate brokerage services.

Acquisition of Lakewood Ranch Medical Office Building

On April 15, 2011, we, through G&E HC REIT II Lakewood Ranch MOB I, LLC, our wholly owned subsidiary, purchased the Lakewood Ranch property from Lakewood Ranch MOB, LLP, an unaffiliated third party, or the Lakewood Ranch Seller, subject to an existing ground leasehold interest, for a purchase price of $12,500,000, plus closing costs and a loan defeasance fee, as disclosed below.

We financed the purchase of the Lakewood Ranch property using $13,800,000 in borrowings under our line of credit. In connection with the acquisition, we paid an acquisition fee of approximately $344,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC.

In addition, we paid a loan defeasance fee of approximately $1,223,000, or the loan defeasance fee, related to the repayment of a loan that the Lakewood Ranch Seller had received from Lincoln Financial Group or its affiliates, or the Lakewood Ranch Seller’s Loan, prior to its maturity date. The Lakewood Ranch Seller’s Loan was secured by the Lakewood Ranch property and had an outstanding principal balance of approximately $7,561,000 at the time of our repayment. As a result of the loan defeasance fee, the fees and expenses associated with the Lakewood Ranch property acquisition exceeded six percent of the contract purchase price of the Lakewood Ranch property, whereby pursuant to our charter, a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, was required to approve the fees and expenses in excess of this limit. Therefore, prior to the acquisition of the Lakewood Ranch property, our directors, including a majority of our independent directors, approved the fees and expenses associated with the Lakewood Ranch property acquisition in excess of the six percent limit and determined that such fees and expenses were commercially competitive, fair and reasonable to us.

Assignment of the Dealer Manager Agreement

On April 18, 2011, we received written notice, pursuant to Section 10.2 of our Dealer Manager Agreement with Grubb & Ellis Securities, Inc., as amended, or the Dealer Manager Agreement, that Grubb & Ellis Securities, Inc. will assign all of its rights, privileges and obligations under the Dealer Manager Agreement to Grubb & Ellis Capital Corporation pursuant to an Assignment and Assumption Agreement effective as of April 19, 2011, or the Assignment and Assumption Agreement. All remaining terms of our Dealer Manager Agreement will remain unchanged. The Financial Industry Regulatory Authority will allow Grubb & Ellis Capital Corporation to rely on the No-Objections notice previously issued to Grubb & Ellis Securities, Inc. regarding the current offering of shares of our common stock pursuant to our Registration Statement on Form S-11 (Registration No. 333-158111), and therefore, as of April 19, 2011, Grubb & Ellis Capital Corporation will serve as our exclusive dealer manager for such offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated April 19, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

April 19, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated April 19, 2011